UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2018

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	ALLIANT ENERGY CORPORATION (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2018, Alliant Energy Corporation (“Alliant Energy”) entered into forward sale agreements (each, a “Forward Sale Agreement”) with each of Goldman Sachs & Co. LLC and Bank of America, N.A. (each, a “Forward Counterparty”), relating to an aggregate of 7,268,673 shares (the “Forward Shares”) of Alliant Energy’s common stock, $0.01 par value (the “Common Stock”), to be borrowed from third parties and sold by the Forward Counterparties to the Underwriters (defined below). On December 14, 2018, Alliant Energy entered into additional forward sale agreements with each Forward Counterparty relating to an aggregate of 1,090,300 shares of Common Stock (each, an “Additional Forward Sale Agreement” and, unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes each Additional Forward Sale Agreement).

On December 13, 2018, Alliant Energy entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (the “Underwriters”), and the Forward Counterparties as forward sellers, pursuant to which the Forward Counterparties sold the Forward Shares to the Underwriters. As contemplated by the Forward Sale Agreements, the Forward Counterparties, acting as forward sellers, borrowed from third parties all such shares of Common Stock.

Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at Alliant Energy’s discretion, but which is expected to occur on or prior to December 31, 2019. On a settlement date or dates, if Alliant Energy decides to physically settle one or more Forward Sale Agreements, Alliant Energy will issue shares of Common Stock to the relevant Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $44.33 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. Each Forward Sale Agreement provides that the initial forward sale price will be subject to increase or decrease based on the federal funds rate less a spread, and subject to price adjustment and other provisions of the forward sale agreements, including a decrease based on amounts related to expected dividends on the Common Stock on each of certain dates specified in the Forward Sale Agreements and if the cost to the Forward Counterparty of borrowing a number of shares of the Common Stock underlying the Forward Sale Agreement exceeds a specified amount.

Each Forward Sale Agreement will be physically settled, unless Alliant Energy elects to settle such Forward Sale Agreement in cash or to net share settle such Forward Sale Agreement (which Alliant Energy has the right to do, subject to certain conditions, other than in the limited circumstances described below). If Alliant Energy decides to physically settle or net share settle a Forward Sale Agreement, delivery of shares of Common Stock upon any physical settlement or net share settlement of the Forward Sale Agreement will result in dilution to Alliant Energy’s earnings per share. If Alliant Energy elects cash or net share settlement for all or a portion of the shares of Common Stock underlying a Forward Sale Agreement, Alliant Energy would expect the relevant Forward Counterparty or one of its affiliates to repurchase a number of shares of Common Stock equal to the portion for which Alliant Energy elects cash or net share settlement in order to satisfy its obligation to return the shares of Common Stock such Forward Counterparty had borrowed in connection with sales of Common Stock under the Underwriting Agreement and, if applicable in connection with net share settlement, to deliver shares of Common Stock to Alliant Energy. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, Alliant Energy will pay or deliver, as the case may be, to the relevant Forward Counterparty under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, such Forward Counterparty will pay or deliver, as the case may be, to Alliant Energy under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

Each Forward Counterparty will have the right to accelerate the applicable Forward Sale Agreement (with respect to a transaction under that particular Forward Sale Agreement that the relevant Forward Counterparty determines is affected by such event) and require Alliant Energy to physically settle or, if Alliant Energy so elects and the Forward Counterparty permits such election, cash settle or net share settle on a date specified by the relevant Forward Counterparty if:

•	the relevant Forward Counterparty is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular Forward Sale Agreement;

•

the relevant Forward Counterparty determines in its good faith and commercially reasonable judgment that it is unable to continue to borrow a number of shares of the Common Stock equal to the number of shares of the Common Stock underlying that particular Forward Sale Agreement or that, with respect to borrowing such number of shares of the Common Stock, it would incur a cost that is greater than the maximum stock loan rate specified in that particular Forward Sale Agreement;

•

certain ownership thresholds applicable to such Forward Counterparty, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such Forward Counterparty are exceeded;

•

a termination event occurs as a result of Alliant Energy declaring a dividend or distribution on its Common Stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•

the announcement of an extraordinary event (as such term is defined in that particular Forward Sale Agreement and which includes certain mergers and tender offers and the delisting of the Common Stock) or a transaction that, if consummated, would result in such an extraordinary event; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by Alliant Energy in connection with entering into that particular Forward Sale Agreement or a change in law (as such terms are defined in that particular Forward Sale Agreement).

In the ordinary course of business, certain of the Underwriters or their respective affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for Alliant Energy and its subsidiaries for which they have received or will receive customary compensation. In particular, among other relationships, affiliates of the Underwriters are lenders under Alliant Energy’s credit facility.

The foregoing description of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such Forward Sale Agreement, which are filed as Exhibits 10.1 through 10.4 hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On December 13, 2018, Alliant Energy entered into the Underwriting Agreement with the Underwriters and the Forward Counterparties with respect to the offering and sale in an underwritten public offering by the Underwriters (the “Offering”) of 7,268,673 shares (the “Offered Shares”) of Common Stock. All of the Offered Shares were borrowed from third parties and sold to the Underwriters by the Forward Counterparties.

On December 14, 2018, the Underwriters exercised in full their option to purchase an additional 1,090,300 shares of Common Stock pursuant to the Underwriting Agreement. In connection therewith, the Company and each of the Forward Counterparties entered into Additional Forward Sale Agreements relating to such number of shares.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-222076) of Alliant Energy (the “Registration Statement”), and a prospectus supplement dated December 13, 2018, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on December 14, 2018. A legal opinion related to the Registration Statement is also filed herewith as Exhibit 5.1.

On December 13, 2018, Alliant Energy issued a press release announcing the Offering and a press release announcing that it had priced the Offering. Copies of these press releases are furnished and attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

1.1	Underwriting Agreement dated as of December 13, 2018

5.1	Opinion of Perkins Coie LLP

10.1	Forward Sale Agreement between Alliant Energy and Goldman Sachs & Co. LLC dated as of December 13, 2018

10.2	Forward Sale Agreement between Alliant Energy and Bank of America, N.A. dated as of December 13, 2018

10.3	Additional Forward Sale Agreement between Alliant Energy and Goldman Sachs & Co. LLC dated as of December 14, 2018

10.4	Additional Forward Sale Agreement between Alliant Energy and Bank of America, N.A. dated as of December 14, 2018

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

99.1	Press Release of Alliant Energy dated December 13, 2018

99.2	Press Release of Alliant Energy dated December 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: December 17, 2018	By:	/s/ Robert J. Durian
Robert J. Durian Senior Vice President, Chief Financial Officer and Treasurer